As filed with the Securities and Exchange Commission on January 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Arbe Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Arbe Robotics Ltd.

HaHashmonaim St. 107

Tel Aviv-Yafo

Israel

Tel: +972-73-7969804

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name and address of agent for service)

(212) 947-7200

(Telephone number, including area code, of agent for service)

With copies to:

Shay Dayan, Adv. Lior Etgar, Adv. Erdinast, Ben Nathan, Toledano & Co. with Hamburger Evron 4 Berkowitz Street Tel Aviv, 6423806, Israel +972 (3)-7770111	Richard Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Phone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration Statement No. 333-269235

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Arbe Robotics Ltd. (the “Registrant”) is filing this Registration Statement on Form F-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-3 (File No. 333-269235) (the “Prior Registration Statement”), which was declared effective by the Commission on February 24, 2023.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Registrant by a proposed additional aggregate offering price of $5,516,499.53. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all information incorporated by reference therein, and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Erdinast, Ben Nathan, Toledano & Co. with Hamburger Evron
23.1*	Consent of Somekh Chaikin Member Firm of KPMG International
23.2*	Consent of Erdinast, Ben Nathan, Toledano & Co. with Hamburger Evron (included in Exhibit 5.1)
24.1	Power of attorney (included on signature page of the Prior Registration Statement)
107*	Computation of Registration Fee

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv-Yafo, Israel, on the 7th day of January, 2025.

Arbe Robotics Ltd.

By:	/s/ Jacob (Kobi) Marinka
Jacob (Kobi) Marinka
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jacob (Kobi) Marinka	Chief Executive Officer and Director	January 7, 2025
Jacob (Kobi) Marinka	(Principal Executive Officer)

/s/ Karine Pinto-Flomenboim	Chief Financial Officer	January 7, 2025
Karine Pinto-Flomenboim	(Principal Financial and Accounting Officer)

*	Director	January 7, 2025
Yair Shamir

*	Director	January 7, 2025
Ehud Levy

	Director	January 7, 2025
Yonina Eldar, Ph.D.

*	Director	January 7, 2025
Boaz Schwartz

*	Director	January 7, 2025
Noam Arkind

*	Director	January 7, 2025
E. Scott Crist

*	Director	January 7, 2025
Thilo Koslowski

*	Director	January 7, 2025
Alexander Hitzinger

*By:	/s/ Jacob (Kobi) Marinka
Jacob (Kobi) Marinka
Attorney-in-fact

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AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Arbe Robotics Ltd. has signed this registration statement in the city of New York, New York on the 7th day of January, 2025.

Authorized Representative in the United States

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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